Exhibit 10.11

REVIV3 PROCARE CO.

2022 EQUITY INCENTIVE PLAN

NOTICE OF RESTRICTED STOCK UNITS GRANT

Capitalized but otherwise undefined terms in this Notice of Restricted Stock Units Grant and the attached Restricted Stock Units Grant Agreement shall have the same defined meanings as in the REVIV3 PROCARE CO. 2022 Equity Incentive Plan (as amended from time to time) (the “Plan”).

Participant’s Name:	(the “Participant”)

Address:

You have been granted Performance Shares (referred herein and in the attached Restricted Stock Units Grant Agreement as “Restricted Stock Units”) subject to the terms and conditions of the Plan and the attached Restricted Stock Grant Agreement, as follows:

Date of Grant:

Vesting Commencement Date:

Price Per Share:

Total Number of Shares Granted:

Total Value of Shares Granted:

Total Purchase Price:

Agreement Date:

Termination Date: 10-year anniversary of the Date of Grant

Vesting Schedule: All RSUs Granted shall vest on the date of the listing of the Company’s securities on a national securities exchange prior to the Termination Date (the “Vesting Date”), subject to Participant’s continued employment with the Company through the one year anniversary of the Vesting Commencement Date set forth above (the “Employment Date”).

REVIV3 PROCARE CO.

2022 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNITS GRANT AGREEMENT

This RESTRICTED STOCK UNITS GRANT AGREEMENT (“Agreement”), dated as of the Agreement Date specified on the Notice of Restricted Stock Units Grant is made by and between REVIV3 PROCARE CO., a Delaware corporation (the “Company”), and the grantee named in the Notice of Restricted Stock Units Grant (the “Participant,” which term as used herein shall be deemed to include any successor to Participant by will or by the laws of descent and distribution, unless the context shall otherwise require).

BACKGROUND

Pursuant to the Plan, the Board (or an authorized Committee thereof), approved the issuance to the Participant, effective as of the date set forth above, of an award of Performance Shares (referred herein and in the Notice of Restricted Stock Units Grant as “Restricted Stock Units”) as is set forth in the attached Notice of Restricted Stock Units Grant (which is expressly incorporated herein and made a part hereof, the “Notice of Restricted Stock Units Grant”) at the purchase price per Restricted Stock Unit (the “Purchase Price”), if any, set forth in the attached Notice of Restricted Stock Units Grant, upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual premises and undertakings hereinafter set forth, the parties agree as follows:

1.      Grant and Purchase of Restricted Stock Units. The Company hereby grants to the Participant, and the Participant hereby accepts the Restricted Stock Units set forth in the Notice of Restricted Stock Units Grant, subject to the payment by the Participant of the total purchase price, if any, set forth in the Notice of Restricted Stock Units Grant.

2.      Vesting of Restricted Stock Units.

(a)    The Restricted Stock Units will vest in accordance with the vesting schedule contained in the Notice of Restricted Stock Units Grant. In the event

(b)   In the event of the death or termination without Cause of the Participant before the Employment Date, or a Change of Control of the Company before the Vesting Date, the Board (or an authorized committee thereof), in its discretion, may accelerate the time at which all or any portion of the Participant’s Restricted Stock Units will vest.

(c)    For purposes of this Agreement, “Cause” has the meaning ascribed to such term or words of similar import in the Participant’s written employment or service contract with the Company or its subsidiaries and, in the absence of such agreement or definition, means the Participant’s (i) conviction of, or plea of nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company or its subsidiaries, or any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with the Participant’s duties or willful failure to perform the Participant’s responsibilities in the best interests of the Company or its subsidiaries; (v) illegal use or distribution of drugs; (vi) violation of any material rule, regulation, procedure or policy of the Company or its subsidiaries, the violation of which could have a material detriment to the Company; or (vii) material breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by the Participant for the benefit of the Company or its subsidiaries, all as reasonably determined by the Board of Directors of the Company, which determination will be conclusive.

3.      Settlement. If the Restricted Stock Units vest prior to the Termination Date, subject to compliance with Section 8, the Company shall deliver to the Participant the number of Restricted Stock Units that have vested in Shares (less the number of Shares to be deducted pursuant to Section 8, if applicable) no later March 15 of the calendar year immediately following the calendar year that includes the Vesting Date (or in the event of vesting due to the Participant’s death or termination without Cause, or a Change in Control, no later March 15 of the calendar year immediately following the calendar year that includes the date of the Participant death or termination without Cause, or the Change in Control or such other earlier date on which the Restricted Stock Units vest for any reason).

4.      Stockholder Rights. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder exists with respect to the Stock underlying the Restricted Stock Units. Subject to the requirements of Section 3, the Shares will be issued to the Participant as soon as practicable after the vesting of the Restricted Stock Units in accordance with the Agreement. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance except as provided in the Plan.

5.      Non-Transferability. The Restricted Stock Units may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of the Participant only by the Participant. The terms of the Plan and this Agreement are binding upon the executors, administrators, heirs, successors and assigns of the Participant.

6.      Term of Restricted Stock Units. If the Restricted Stock Units do not vest before the Termination Date, the Restricted Stock Units will be permanently forfeited and no longer capable of vesting.

7.      No Employment Contract Created. The issuance of the Restricted Stock Units is not to be construed as granting to the Participant any right with respect to continuance of employment or any service with the Company or any of its subsidiaries. The right of the Company or any of its subsidiaries to terminate at will the Participant’s employment or terminate the Participant’s service at any time (whether by dismissal, discharge or otherwise), with or without cause, is specifically reserved, subject to any other written employment or other agreement to which the Company and the Participant may be a party.

8.      Tax Withholding. The Company has the power and the right to deduct or withhold, or require the Participant to remit to the Company, an amount sufficient to satisfy Federal, state and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to the vesting or settlement of the Restricted Stock Units. The Participant agrees to arrange for the satisfaction of all Federal, state, local and foreign income and employment tax withholding requirements applicable to the vesting and settlement of the Restricted Stock Units. The Participant may choose to satisfy such Federal, state, local and foreign income and employment tax withholding requirements by instructing the Company to deduct a number Shares with a fair market value equal to amount of the required tax withholding. The Participant acknowledges and agrees that the Company may refuse to deliver the Shares if withholding amounts are not timely delivered and that any delay in settlement may have adverse tax consequences to the Participant.

9.      Interpretation. The Restricted Stock Units are being issued pursuant to the terms of the Plan, and are to be interpreted in accordance therewith. The Board (or an authorized committee thereof) will interpret and construe this Agreement and the Plan, and any action, decision, interpretation or determination made in good faith by the Board (or an authorized committee thereof) will be final and binding on the Company and the Participant.

10.   Notices. All notices or other communications which are required or permitted hereunder will be in writing and sufficient if (i) personally delivered or sent by telecopy, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

(a)    if to the Participant, to the address (or telecopy number) set forth on the Notice of Grant; and

(b)   if to the Company, to its principal executive office as specified in any report filed by the Company with the Securities and Exchange Commission or to such address as the Company may have specified to the Participant in writing, Attention: Corporate Secretary;

or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith. Any such communication will be deemed to have been given (i) when delivered, if personally delivered, or when telecopied, if telecopied, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the fifth Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail. As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

11.   Specific Performance. The Participant expressly agrees that the Company will be irreparably damaged if the provisions of this Agreement and the Plan are not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement or the Plan by the Participant, the Company will, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or decree for specific performance, in accordance with the provisions hereof and thereof. The Board (or an authorized committee thereof) has the power to determine what constitutes a breach or threatened breach of this Agreement or the Plan. Any such determinations will be final and conclusive and binding upon the Participant.

12.   No Waiver. No waiver of any breach or condition of this Agreement will be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

13.   Participant Undertaking. The Participant hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participant pursuant to the express provisions of this Agreement.

14.   Modification of Rights. The rights of the Participant are subject to modification and termination in certain events as provided in this Agreement and the Plan.

15.   Governing Law. This Agreement is governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to its conflict or choice of law principles that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

16.   Counterparts; Facsimile Execution. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

17.   Entire Agreement. This Agreement (including the Notice of Restricted Stock Units Grant) and the Plan, constitute the entire agreement between the parties with respect to the subject matter hereof, and supersedes all previously written or oral negotiations, commitments, representations and agreements with respect thereto.

18.   Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability will not affect any other provisions of this Agreement, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

19.   WAIVER OF JURY TRIAL. THE PARTICIPANT HEREBY EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

20.   Code Section 409A. The Restricted Stock Units are intended to be exempt from Code section 409A pursuant to the short-term deferral exemption thereto, and the Plan and this Agreement will be interpreted and administered consistent with such intention. Notwithstanding the foregoing, the Participant acknowledges that the Company cannot and has not guaranteed that the IRS will agree that the Restricted Stock Units qualify for the exemption from Code section 409A. The Participant agrees that if the IRS determines that the Restricted Stock Units do not qualify for an exemption from Code section 409A and violate the requirements of such section, the Participant will be solely responsible for any and all resulting tax consequences.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Restricted Stock Units Grant Agreement as of the date first written above.

REVIV3 PROCARE CO.

By:

Name:

Title:

PARTICIPANT:

Name:

SPOUSE’S CONSENT TO AGREEMENT

(Required where Participant resides in a community property state)

I acknowledge that I have read the Agreement and the Plan and that I know and understand the contents of both. I am aware that my spouse has agreed therein to the imposition of certain forfeiture provisions and restrictions on transferability with respect to the Restricted Stock Units that are the subject of the Agreement, including with respect to my community interest therein, if any, on the occurrence of certain events described in the Agreement. I hereby consent to and approve of the provisions of the Agreement, and agree that I will abide by the Agreement and bequeath any interest in the Restricted Stock Units which represents a community interest of mine to my spouse or to a trust subject to my spouse’s control or for my spouse’s benefit or the benefit of our children if I predecease my spouse.

Dated:

Signature

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